NEWS RELEASE

As previously announced, TDS will hold a teleconference on November 7, 2025, at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
TDS reports third quarter 2025 results
Announces new $500 million share repurchase authorization
CHICAGO (November 7, 2025) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues from continuing operations of $308.5 million for the third quarter of 2025, versus $327.5 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share from continuing operations were $40.2 million and $0.33, respectively, for the third quarter of 2025 compared to $(100.4) million and $(0.88), respectively, in the same period one year ago.
Recent Highlights*
TDS
•Repurchased over one million TDS Common Shares during the third quarter
•Board approved new $500 million share repurchase program, additive to current authorization balance
TDS Telecom
•Executing on fiber broadband strategy
◦Delivered 42,000 marketable fiber services addresses in Q3 2025
◦Grew fiber connections —11,200 residential fiber net additions
◦TDS Telecom revenues down 3%, impacted by $6 million due to divestitures of non-strategic assets
Array
•Closed on the sale of wireless operations and select spectrum assets to T-Mobile on August 1, 2025
•Paid a $23 per share special dividend on August 19, 2025
•Commenced T-Mobile MLA on August 1, 2025, helping to drive a 68% increase in Site rental revenues, excluding non-cash amortization
•Entered into additional spectrum sales expected to result in aggregate proceeds of $178 million
•Announced appointment of Anthony Carlson as President and CEO effective November 16, 2025

*Comparisons are 3Q’24 to 3Q’25 unless otherwise noted. Note that in September 2024, TDS sold its Hosted and Managed Services (HMS) operations. This 2024 transaction affects year-over-year revenue comparisons at the consolidated level. HMS operating revenues were $34 million in Q3 2024.

“With a strong portfolio and increased financial flexibility, we see tremendous opportunities ahead for the TDS enterprise,” said Walter Carlson, TDS President and CEO. “We crossed the 1 million fiber passings milestone at TDS Telecom in the quarter and are continuing to execute on our robust fiber strategy through ongoing fiber expansion and E-ACAM programs.

“Now that we have Array established as a standalone tower company, we are ready to announce its next step in leadership, selecting Anthony Carlson to be Array’s President and CEO. Anthony’s substantial and increasing responsibilities at UScellular and TDS Telecom over the past six years provide him with the right foundation to lead Array’s growing tower business and provide strategic vision to its operations.

“We are extremely grateful to Doug Chambers for his nearly two decades of contributions, most recently overseeing the successful launch of Array as a new tower business. We wish Doug great success in his new endeavors.

“Further, the TDS Board adopted a $500 million share repurchase program as part of our overall capital allocation plan. The timing will be determined at the Company’s discretion and dependent upon successful closings of the announced spectrum transactions. This authorization reflects the Board’s confidence in the Company’s long-term strategy and demonstrates our balanced approach to capital allocation.”

2025 Estimated Results
TDS’ current estimates of full-year 2025 results for TDS Telecom are shown below. Such estimates represent management’s view as of November 7, 2025 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2025 Estimated Results

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,030-$1,050	Unchanged
Adjusted OIBDA[1] (Non-GAAP)	$310-$340	Unchanged
Adjusted EBITDA[1] (Non-GAAP)	$320-$350	Unchanged
Capital expenditures	$375-$425	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2025 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2025 Estimated Results	Actual Results
TDS Telecom		Nine Months Ended September 30, 2025	Year Ended December 31, 2024
(Estimated Results in millions; Actual Results in thousands)
Net income (GAAP)	N/A	$19,329	$84,901
Add back:
Income tax expense	N/A	561	35,040
Income before income taxes (GAAP)	$20-$50	$19,890	$119,941
Add back:
Interest expense	—	(4,168)	(5,197)
Depreciation, amortization and accretion expense	300	223,478	270,660
EBITDA (Non-GAAP)[1]	$320-$350	$239,200	$385,404
Add back or deduct:
Expenses related to strategic alternatives review	—	3,497	—
Loss on impairment of intangible assets	—	—	1,103
(Gain) loss on asset disposals, net	—	7,890	12,376
(Gain) loss on sale of business and other exit costs, net	—	(5,235)	(49,108)
Adjusted EBITDA (Non-GAAP)[1]	$320-$350	$245,352	$349,775
Deduct:
Equity in earnings of unconsolidated entities	—	4	(7)
Interest and dividend income	5	4,918	5,483
Other, net	5	5,262	3,959
Adjusted OIBDA (Non-GAAP)[1]	$310-$340	$235,168	$340,340

1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes.

Stock Repurchase
During the third quarter, TDS repurchased 1,077,564 Common Shares for $40.7 million. In addition, the TDS Board authorized a new share repurchase program under which the Company may repurchase up to $500 million of its outstanding Common stock. This new repurchase program does not have an expiration and is additive to the existing share repurchase authorization.

Conference Call Information
TDS will hold a conference call on November 7, 2025 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/604881005

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS) provides broadband, video, voice and wireless services through its TDS Telecom business. Array leases tower space to tenants and provides ancillary services, holds noncontrolling interests in primarily wireless operating companies and holds certain wireless spectrum licenses. Founded in 1969, TDS is headquartered in Chicago.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the manner in which Array's remaining business is conducted; whether the additional spectrum license sales to T-Mobile and the previously announced spectrum license sales to Verizon and AT&T will be consummated and the impact of the ongoing government shutdown on timing of closing these transactions; whether Array can monetize its remaining spectrum assets; strategic decisions regarding the tower business; intense competition; high inflation may increase costs beyond what TDS can recover through price increases; Array's reliance on a small number of tenants for a substantial portion of its revenues; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' lack of scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and Array indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments, including significant investments in wireless operating entities Array does not control; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through certain regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; extreme weather events; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
TDS Telecom: www.tdstelecom.com
Array: investors.arrayinc.com

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)
Three Months Ended September 30, 2025
Capital expenditures from continuing operations (thousands)	$7,927
Owned towers	4,449
Number of colocations[1]	4,517
Tower tenancy rate[2]	1.02

1Represents instances where a third-party rents or leases space on a company-owned tower. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA.
2Calculated as total number of colocations divided by total number of towers. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Residential connections
Broadband
Incumbent Fiber	123,500	121,200	119,700	118,500	115,900
Incumbent Copper	102,000	106,500	112,600	116,900	125,600
Expansion Fiber	150,700	141,800	133,200	126,100	115,300
Cable	186,100	188,200	190,200	191,500	195,900
Total Broadband	562,400	557,700	555,800	553,000	552,700
Video	114,300	116,500	118,700	121,000	122,100
Voice	242,200	248,700	256,900	261,600	271,300
Wireless	2,200	1,600	900	100	—
Total Residential connections	921,100	924,500	932,300	935,700	946,100
Commercial connections	180,300	184,300	187,600	190,500	197,200
Total connections[1]	1,101,300	1,108,800	1,119,900	1,126,300	1,143,300

Total residential fiber net adds	11,200	10,300	8,300	13,600	10,400
Total residential broadband net adds	4,600	3,900	2,800	7,900	2,700

Residential fiber churn[2]	1.5%	1.1%	0.9%	1.0%	1.3%
Total residential broadband churn	1.7%	1.5%	1.3%	1.4%	1.7%

Residential revenue per connection[3]	$65.66	$65.85	$65.67	$64.72	$65.41

Capital expenditures (thousands)	$102,429	$90,187	$58,870	$81,743	$77,904
Numbers may not foot due to rounding.
1Q3 2024 total connections include 22,600 connections that were part of subsequent divestitures.
2Residential fiber churn represents the percentage of incumbent and expansion fiber connections that disconnected service each month. These rates represent the average monthly churn rate for each respective period.
3Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars and shares in thousands, except per share amounts)
Operating revenues
TDS Telecom	$255,111	$262,662	(3)%	$777,403	$796,562	(2)%
Array	47,119	25,739	83%	102,632	76,845	34%
All Other[1]	6,291	39,096	(84)%	17,460	128,223	(86)%
	308,521	327,497	(6)%	897,495	1,001,630	(10)%
Operating expenses
TDS Telecom
Expenses excluding depreciation, amortization and accretion	181,636	182,132	—	545,732	533,416	2%
Depreciation, amortization and accretion	78,901	67,664	17%	223,478	198,947	12%
(Gain) loss on asset disposals, net	22	2,680	(99)%	7,890	8,344	(5)%
(Gain) loss on sale of business and other exit costs, net	2,844	—	N/M	(5,235)	—	N/M
	263,403	252,476	4%	771,865	740,707	4%
Array
Expenses excluding depreciation, amortization and accretion	41,501	39,439	5%	125,725	131,819	(5)%
Depreciation, amortization and accretion	11,868	12,237	(3)%	35,860	35,058	2%
Loss on impairment of licenses	47,679	136,234	(65)%	47,679	136,234	(65)%
(Gain) loss on asset disposals, net	707	196	N/M	620	590	5%
(Gain) loss on license sales and exchanges, net	(1,323)	(2,200)	40%	(6,123)	4,360	N/M
	100,432	185,906	(46)%	203,761	308,061	(34)%
All Other[1]
Expenses excluding depreciation and amortization	11,683	49,648	(76)%	34,110	165,894	(79)%
Depreciation and amortization	977	981	—	2,757	6,875	(60)%
(Gain) loss on asset disposals, net	—	(53)	99%	14	(36)	N/M
(Gain) loss on sale of business and other exit costs, net	—	(11,733)	N/M	(797)	(11,733)	93%
	12,660	38,843	(67)%	36,084	161,000	(78)%
Total operating expenses	376,495	477,225	(21)%	1,011,710	1,209,768	(16)%
Operating income (loss)
TDS Telecom	(8,292)	10,186	N/M	5,538	55,855	(90)%
Array	(53,313)	(160,167)	67%	(101,129)	(231,216)	56%
All Other[1]	(6,369)	253	N/M	(18,624)	(32,777)	43%
	(67,974)	(149,728)	55%	(114,215)	(208,138)	45%
Other income (expense)
Equity in earnings of unconsolidated entities	69,838	43,415	61%	149,309	125,117	19%
Interest and dividend income	15,663	7,952	97%	28,044	20,268	38%
Interest expense	(47,278)	(32,694)	(45)%	(100,352)	(78,918)	(27)%
Short-term imputed spectrum lease income	30,413	—	N/M	30,413	—	N/M
Other, net	5,347	1,035	N/M	10,464	3,081	N/M
Total other expense	73,983	19,708	N/M	117,878	69,548	69%
Income (loss) before income taxes	6,009	(130,020)	N/M	3,663	(138,590)	N/M
Income tax expense (benefit)	(72,772)	(30,656)	N/M	(85,119)	(36,795)	N/M
Net income (loss) from continuing operations	78,781	(99,364)	N/M	88,782	(101,795)	N/M
Less: Net income (loss) from continuing operations attributable to noncontrolling interests, net of tax	21,236	(16,222)	N/M	25,903	(11,313)	N/M
Net income (loss) from continuing operations attributable to TDS shareholders	$57,545	$(83,142)	N/M	$62,879	$(90,482)	N/M

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars and shares in thousands, except per share amounts)
Net income (loss) from discontinued operations	$(151,899)	$20,825	N/M	$(132,150)	$68,153	N/M
Less: Net income (loss) from discontinued operations attributable to noncontrolling interests, net of tax	(12,604)	3,421	N/M	(6,563)	11,238	N/M
Net income (loss) from discontinued operations attributable to TDS shareholders	(139,295)	17,404	N/M	(125,587)	56,915	N/M

Net income (loss)	(73,118)	(78,539)	7%	(43,368)	(33,642)	(29)%
Less: Net income (loss) attributable to noncontrolling interests, net of tax	8,632	(12,801)	N/M	19,340	(75)	N/M
Net income (loss) attributable to TDS shareholders	(81,750)	(65,738)	(24)%	(62,708)	(33,567)	(87)%
TDS Preferred Share dividends	17,306	17,306	—	51,919	51,919	—
Net income (loss) attributable to TDS common shareholders	$(99,056)	$(83,044)	(19)%	$(114,627)	$(85,486)	(34)%

Basic weighted average shares outstanding	116,126	114,029	2%	115,318	113,523	2%

Basic earnings (loss) per share from continuing operations attributable to TDS common shareholders	$0.35	$(0.88)	N/M	$0.10	$(1.25)	N/M
Basic earnings (loss) per share from discontinued operations attributable to TDS common shareholders	$(1.20)	$0.15	N/M	$(1.09)	$0.50	N/M
Basic earnings (loss) per share attributable to TDS common shareholders	$(0.85)	$(0.73)	(17)%	$(0.99)	$(0.75)	(32)%

Diluted weighted average shares outstanding	118,844	114,029	4%	118,786	113,523	5%

Diluted earnings (loss) per share from continuing operations attributable to TDS common shareholders	$0.33	$(0.88)	N/M	$0.07	$(1.25)	N/M
Diluted earnings (loss) per share from discontinued operations attributable to TDS common shareholders	$(1.17)	$0.15	N/M	$(1.06)	$0.50	N/M
Diluted earnings (loss) per share attributable to TDS common shareholders	$(0.84)	$(0.73)	(15)%	$(0.99)	$(0.75)	(31)%
N/M - Percentage change not meaningful.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the Array and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2025	2024
(Dollars in thousands)
Cash flows from operating activities
Net income (loss)	$(43,368)	$(33,642)
Net income (loss) from discontinued operations	(132,150)	68,153
Net income (loss) from continuing operations	88,782	(101,795)
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	262,095	240,880
Bad debts expense	5,951	5,586
Stock-based compensation expense	22,336	12,494
Deferred income taxes, net	(80,486)	(43,957)
Equity in earnings of unconsolidated entities	(149,309)	(125,117)
Distributions from unconsolidated entities	149,732	106,458
Loss on impairment of licenses	47,679	136,234
(Gain) loss on asset disposals, net	8,524	8,898
(Gain) loss on sale of business and other exit costs, net	(6,032)	(11,733)
(Gain) loss on license sales and exchanges, net	(6,123)	4,360
Other operating activities	19,451	3,004
Changes in assets and liabilities from operations
Accounts receivable	(8,023)	8,744
Inventory	14	(1,648)
Accounts payable	29,225	(49,151)
Customer deposits and deferred revenues	(31,105)	267
Accrued taxes	(22,974)	10,579
Accrued interest	(3,741)	5,266
Other assets and liabilities	(101,156)	(63,473)
Net cash provided by operating activities - continuing operations	224,840	145,896
Net cash provided by operating activities - discontinued operations	345,473	787,214
Net cash provided by operating activities	570,313	933,110
Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(262,059)	(269,198)
Cash paid for licenses	(4,175)	(16,563)
Cash received from divestitures	29,389	90,503
Other investing activities	3,168	628
Net cash provided by (used in) investing activities - continuing operations	(233,677)	(194,630)
Net cash provided by (used in) investing activities - discontinued operations	2,462,399	(385,077)
Net cash provided by (used in) investing activities	2,228,722	(579,707)
Cash flows from financing activities
Issuance of long-term debt	325,000	440,000
Repayment of long-term debt	(1,961,844)	(408,301)
Tax withholdings, net of cash receipts, for TDS stock-based compensation awards	(1,234)	(10,599)
Tax withholdings, net of cash receipts, for Array stock-based compensation awards	(63,506)	(11,522)
Repurchase of TDS Common Shares	(40,697)	—
Repurchase of Array Common Shares	(21,360)	(25,628)
Dividends paid to TDS shareholders	(65,801)	(82,503)
Array dividends paid to noncontrolling public shareholders	(358,579)	—
Payment of debt issuance costs	(6,459)	(16,157)
Distributions to noncontrolling interests	(21,131)	(4,060)
Cash paid for software license agreements	(1,436)	(725)
Other financing activities	(7,481)	(84)
Net cash used in financing activities - continuing operations	(2,224,528)	(119,579)
Net cash used in financing activities - discontinued operations	(20,537)	(31,578)
Net cash used in financing activities	(2,245,065)	(151,157)
Net increase in cash, cash equivalents and restricted cash	553,970	202,246
Cash, cash equivalents and restricted cash
Beginning of period	383,222	269,308
End of period	$937,192	$471,554

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2025	December 31, 2024
(Dollars in thousands)
Current assets
Cash and cash equivalents	$932,994	$363,612
Accounts receivable, net	97,737	98,552
Inventory, net	4,039	4,052
Prepaid expenses	29,382	32,367
Income taxes receivable	—	2,487
Current assets held for sale	1,633	—
Current assets of discontinued operations	—	1,163,032
Other current assets	13,959	31,088
Total current assets	1,079,744	1,695,190

Non-current assets held for sale	1,617,872	12

Non-current assets of discontinued operations	—	4,499,561

Licenses	1,650,288	3,289,648

Other intangible assets, net	138,956	160,804

Investments in unconsolidated entities	500,997	500,471

Property, plant and equipment, net	2,883,529	2,876,214

Operating lease right-of-use assets	523,104	520,902

Other assets and deferred charges	137,888	139,430

Total assets	$8,532,378	$13,682,232

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2025	December 31, 2024
(Dollars in thousands, except per share amounts)
Current liabilities
Current portion of long-term debt	$3,186	$31,131
Accounts payable	120,996	74,866
Customer deposits and deferred revenues	164,582	46,992
Accrued interest	4,224	8,999
Accrued taxes	138,688	36,561
Accrued compensation	51,945	147,061
Short-term operating lease liabilities	26,481	27,529
Current liabilities of discontinued operations	1,228	—
Current liabilities held for sale	20,242	671,575
Other current liabilities	39,786	44,980
Total current liabilities	571,358	1,089,694

Non-current liabilities held for sale	3,599	—

Non-current liabilities of discontinued operations	—	2,310,660

Deferred liabilities and credits
Deferred income tax liability, net	715,086	980,769
Long-term operating lease liabilities	555,101	540,904
Other deferred liabilities and credits	576,947	460,676

Long-term debt, net	825,312	2,415,686

Noncontrolling interests with redemption features	—	15,831

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1,332	1,332
Capital in excess of par value	2,478,916	2,574,042
Preferred Shares, par value $0.01 per share	1,073,963	1,073,963
Treasury shares, at cost	(405,489)	(425,342)
Accumulated other comprehensive income	17,274	18,238
Retained earnings	1,301,051	1,849,009
Total TDS shareholders' equity	4,467,047	5,091,242

Noncontrolling interests	817,928	776,770

Total equity	5,284,975	5,868,012

Total liabilities and equity	$8,532,378	$13,682,232

Balance Sheet Highlights
(Unaudited)

	September 30, 2025
		TDS	TDS Corporate	Intercompany	TDS
	Array	Telecom	& Other	Eliminations	Consolidated
(Dollars in thousands)
Cash and cash equivalents	$325,626	$148,479	$607,893	$(149,004)	$932,994

Licenses and other intangible assets	$1,648,604	$140,008	$632	$—	$1,789,244
Investment in unconsolidated entities	452,174	3,947	55,347	(10,471)	500,997
	$2,100,778	$143,955	$55,979	$(10,471)	$2,290,241

Property, plant and equipment, net	$386,834	$2,481,583	$15,112	$—	$2,883,529

Long-term debt, net:
Current portion	$2,031	$158	$997	$—	$3,186
Non-current portion	671,902	2,909	150,501	—	825,312
	$673,933	$3,067	$151,498	$—	$828,498

TDS Telecom Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars in thousands)
Operating revenues
Residential
Incumbent	$81,910	$89,682	(9)%	$252,168	$269,231	(6)%
Expansion	39,610	28,878	37%	110,596	82,740	34%
Cable	60,231	67,158	(10)%	186,253	205,657	(9)%
Total residential	181,751	185,718	(2)%	549,017	557,628	(2)%
Commercial	34,066	36,304	(6)%	103,317	110,190	(6)%
Wholesale	39,153	40,438	(3)%	124,534	128,157	(3)%
Total service revenues	254,970	262,460	(3)%	776,868	795,975	(2)%
Equipment revenues	141	202	(30)%	535	587	(9)%
Total operating revenues	255,111	262,662	(3)%	777,403	796,562	(2)%

Cost of operations (excluding Depreciation, amortization and accretion reported below)	102,253	101,107	1%	300,265	296,768	1%
Cost of equipment and products	182	211	(14)%	562	514	9%
Selling, general and administrative expenses	79,201	80,814	(2)%	244,905	236,134	4%
Depreciation, amortization and accretion	78,901	67,664	17%	223,478	198,947	12%
(Gain) loss on asset disposals, net	22	2,680	(99)%	7,890	8,344	(5)%
(Gain) loss on sale of business and other exit costs, net	2,844	—	N/M	(5,235)	—	N/M
Total operating expenses	263,403	252,476	4%	771,865	740,707	4%

Operating income (loss)	$(8,292)	$10,186	N/M	$5,538	$55,855	(90)%
N/M - Percentage change not meaningful

Array Digital Infrastructure, Inc. Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars in thousands)
Operating revenues
Site rental	$45,838	$25,669	79%	$99,663	$76,591	30%
Services	1,281	70	NM	2,969	254	NM
Total operating revenues	47,119	25,739	83%	102,632	76,845	34%

Operating expenses
Cost of operations (excluding Depreciation, amortization and accretion reported below)	20,976	18,263	15%	56,662	52,822	7%
Selling, general and administrative	20,525	21,176	(3)%	69,063	78,997	(13)%
Depreciation, amortization and accretion	11,868	12,237	(3)%	35,860	35,058	2%
Loss on impairment of licenses	47,679	136,234	(65)%	47,679	136,234	(65)%
(Gain) loss on asset disposals, net	707	196	N/M	620	590	5%
(Gain) loss on license sales and exchanges, net	(1,323)	(2,200)	40%	(6,123)	4,360	N/M
Total operating expenses	100,432	185,906	(46)%	203,761	308,061	(34)%

Operating income (loss)	$(53,313)	$(160,167)	67%	$(101,129)	$(231,216)	56%
N/M - Percentage change not meaningful

Telephone and Data Systems, Inc.
Financial Measures
(Unaudited)
Free Cash Flow

	Nine Months Ended September 30,
TDS CONSOLIDATED	2025	2024
(Dollars in thousands)
Cash flows from operating activities - continuing operations (GAAP)	$224,840	$145,896
Cash paid for additions to property, plant and equipment	(262,059)	(269,198)
Cash paid for software license agreements	(1,436)	(725)
Free cash flow - continuing operations (Non-GAAP)[1]	$(38,655)	$(124,027)
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.

Telephone and Data Systems, Inc.
EBITDA, Adjusted EBITDA, Adjusted OIBDA and AFCF Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income (loss) and Income (loss) before income taxes.

	Three Months Ended September 30,			Nine Months Ended September 30,
TDS Telecom	2025		2024	2025	2024
(Dollars in thousands)
Net income (loss) (GAAP)	$(282)		$9,391	$19,329	$50,893
Add back or deduct:
Income tax expense (benefit)	(2,748)		4,323	561	14,739
Income (loss) before income taxes (GAAP)	(3,030)		13,714	19,890	65,632
Add back:
Interest expense	(1,743)		(1,262)	(4,168)	(3,521)
Depreciation, amortization and accretion expense	78,901		67,664	223,478	198,947
EBITDA (Non-GAAP)	74,128		80,116	239,200	261,058
Add back or deduct:
Expenses related to strategic alternatives review	3,497		—	3,497	—
(Gain) loss on asset disposals, net	22		2,680	7,890	8,344
(Gain) loss on sale of business and other exit costs, net	2,844		—	(5,235)	—
Adjusted EBITDA (Non-GAAP)	80,491	—	82,796	245,352	269,402
Deduct:
Equity in earnings of unconsolidated entities	3		1	4	1
Interest and dividend income	1,824		1,368	4,918	3,591
Other, net	1,692		897	5,262	2,664
Adjusted OIBDA (Non-GAAP)	$76,972		$80,530	$235,168	$263,146

	Three Months Ended September 30,		Nine Months Ended September 30,
Array	2025	2024	2025	2024
(Dollars in thousands)
Net income (loss) from continuing operations (GAAP)	$109,920	$(95,701)	$130,503	$(92,296)
Add back or deduct:
Income tax expense (benefit)	(62,701)	(22,046)	(54,479)	(15,600)
Income (loss) before income taxes (GAAP)	47,219	(117,747)	76,024	(107,896)
Add back:
Interest expense	8,855	4,241	16,233	9,201
Depreciation, amortization and accretion expense	11,868	12,237	35,860	35,058
EBITDA (Non-GAAP)	67,942	(101,269)	128,117	(63,637)
Add back or deduct:
Expenses related to strategic alternatives review	489	1,253	2,349	19,913
Loss on impairment of licenses	47,679	136,234	47,679	136,234
(Gain) loss on asset disposals, net	707	196	620	590
(Gain) loss on license sales and exchanges, net	(1,323)	(2,200)	(6,123)	4,360
Short-term imputed spectrum lease income	(30,413)	—	(30,413)	—
Adjusted EBITDA (Non-GAAP)	85,081	34,214	142,229	97,460
Deduct:
Equity in earnings of unconsolidated entities	69,811	43,109	147,453	123,445
Interest and dividend income	8,909	3,552	15,267	9,076
Other, net	254	—	253	—
Adjusted OIBDA (Non-GAAP)	$6,107	$(12,447)	$(20,744)	$(35,061)

Array Adjusted Free Cash Flow (AFCF)

AFCF is a non-GAAP measure defined as Net income from continuing operations adjusted for the items set forth in the reconciliation below. AFCF is not a measure of financial performance under GAAP and should not be considered as an alternative to Net income from continuing operations or as an indicator of cash flows.

Management believes AFCF is a useful measure of Array’s cash generated from operations and investments. The following table reconciles AFCF to the corresponding GAAP measure, Net income from continuing operations. This measure will only be presented prospectively as following the sale of Array's wireless operations to T-Mobile on August 1, 2025, the primary business operations for Array changed from providing wireless communications services to a standalone tower company. In addition, Array continues to own noncontrolling interests in investments that earn significant income, and generate significant cash flows.

Three Months Ended September 30, 2025
(Dollars in thousands)
Net income from continuing operations - Array (GAAP)	$109,920
Add back or deduct:
Deferred income taxes	(80,572)
Short-term imputed spectrum lease income	(30,413)
Amortization of deferred debt charges	274
Equity in earnings of unconsolidated entities	(69,811)
Distributions from unconsolidated entities	61,794
(Gain) loss on license sales and exchanges, net	(1,323)
(Gain) loss on asset disposals, net	707
Loss on impairment of licenses	47,679
Depreciation, amortization and accretion	11,868
Expenses related to strategic alternatives review	489
Straight line and other non-cash revenue adjustments	(3,872)
Straight line expense adjustment	1,559
Maintenance and other capital expenditures	(2,374)
Adjusted Free Cash Flow from continuing operations (Non-GAAP)	$45,925